Exhibit 10.3

SECOND AMENDMENT TO BRIDGE LOAN AGREEMENT

THIS SECOND AMENDMENT TO BRIDGE LOAN AGREEMENT (this “Amendment”), dated as of November 6, 2006, is entered into among HEALTH NET, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and THE BANK OF NOVA SCOTIA, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders party thereto, and the Administrative Agent entered into that certain Bridge Loan Agreement dated as of June 23, 2006, as amended by the First Amendment dated as of September 21, 2006 (the “Existing Bridge Loan Agreement”);

WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Existing Bridge Loan Agreement as hereinafter set forth;

WHEREAS, each Lender has agreed to such modification on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Bridge Loan Agreement.

PART 2

AMENDMENTS TO EXISTING BRIDGE LOAN AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the Existing Bridge Loan Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1. The following definition is added to Section 1.01 of the Existing Bridge Loan Agreement in appropriate alphabetical order:

“Second Amendment Effective Date” means November 6, 2006.

SUBPART 2.2. The first sentence contained in Section 7.02 of the Existing Bridge Loan Agreement is hereby deleted in its entirety and replaced with the following:

The provisions of the following Sections of the Revolving Credit Agreement as in effect on the Second Amendment Effective Date are incorporated herein by reference in their entirety with the same effect as if set forth in full herein (with the defined terms used therein, including defined terms used in other defined terms, having the meanings assigned to them in the Revolving Credit Agreement except as expressly set forth below):

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Amendment Effective Date. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Lenders and the Administrative Agent.

PART 4

MISCELLANEOUS

SUBPART 4.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Existing Bridge Loan Agreement and (b) the representations and warranties set forth in Article V of the Existing Bridge Loan Agreement (i) that contain a materiality qualification are true and correct on and as of the date hereof, subject to the limitations set forth therein, as if made on and as of such date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct as of such date) and (ii) that do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof, subject to the limitations set forth therein, as if made on and as of such date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects as of such date).

SUBPART 4.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.3 Instrument Pursuant to Existing Bridge Loan Agreement. This Amendment is executed pursuant to the Existing Bridge Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Bridge Loan Agreement.

SUBPART 4.4 References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Bridge Loan Agreement” shall be deemed to refer to the Bridge Loan Agreement as amended by this Amendment.

SUBPART 4.5 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 4.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.8 General. Except as amended hereby, the Existing Bridge Loan Agreement and all other loan documents shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Bridge Loan Agreement as of the date first above written.

BORROWER:	HEALTH NET, INC., a Delaware corporation

	By:	/s/ Wisdom Lu
	Name:	Wisdom Lu
	Title:	Treasurer

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ V.H. Gibson
	Name:	V.H. Gibson
	Title:	Assistant Agent

LENDER:	THE BANK OF NOVA SCOTIA

	By:	/s/ V.H. Gibson
	Name:	V.H. Gibson
	Title:	Assistant Agent